UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2024

McGRATH RENTCORP

(Exact name of registrant as specified in its Charter)

California

(State or other jurisdiction

of incorporation)

0-13292	94-2579843
(Commission File Number)	(I.R.S. Employee Identification No.)

5700 Las Positas Road, Livermore, CA 94551-7800
(Address of principal executive offices)

(925) 606-9200

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MGRC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On July 11, 2024, McGrath RentCorp (the “Company”) held a special meeting of shareholders (the “Special Meeting”) virtually via live webcast, in connection with the proposed merger (the “Merger”) with WillScot Mobile Mini Holdings Corp. (“WillScot Mobile Mini”), as disclosed in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on June 10, 2024 (the “Proxy Statement”).

As of May 31, 2024, the record date for the Special Meeting, there were 24,549,833 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 18,789,819 shares, or approximately 76.5% of all outstanding shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting, where present via the virtual meeting or represented by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of the Company recommending a vote “FOR” each of the proposals, as further described in the Proxy Statement.

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger, dated as of January 28, 2024 (as may be amended from time to time) (the “Merger Agreement”), by and among, the Company, WillScot Mobile Mini, Brunello Merger Sub I, Inc., a California corporation and directly wholly owned subsidiary of WillScot Mobile Mini, and Brunello Merger Sub II, LLC, a Delaware limited liability company and direct wholly owned subsidiary of WillScot Mobile Mini.

Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve a non-binding, advisory proposal to approve compensation that will or may become payable by the Company to its named executive officers in connection with the Merger.

Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on the proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, including to solicit additional votes if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The Merger Proposal, the Compensation Proposal and the Adjournment Proposal were approved; however, because the Merger Proposal was approved, the Adjournment Proposal was not necessary. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non-Votes
Proposal 1 – The Merger Proposal	18,070,204	688,517	31,098	0
Proposal 2 – The Compensation Proposal	17,619,184	954,606	216,029	0
Proposal 3 – The Adjournment Proposal	17,408,251	1,310,483	71,085	0

The approval of the Merger Proposal satisfies the shareholder vote condition to the consummation of the Merger under the Merger Agreement.

Approval of the Merger-Related Compensation Proposal is not a condition to completion of the Merger, and the vote with respect to such proposal was advisory only and will not be binding on the Company or WillScot Mobile Mini.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCGRATH RENTCORP

Dated: July 12, 2024

	By:	/s/ Gilda Malek
Gilda Malek
Vice President, General Counsel and Corporate Secretary